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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

                         PURSUANT TO SECTION 13 OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):  April 30, 1999



                           BAY COMMERCIAL SERVICES
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            (Exact name of registrant as specified in its charter)

          CALIFORNIA                                     77-2760444
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 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                1495 EAST 14TH STREET, SAN LEANDRO, CALIFORNIA     95453
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    (Address of principal executive offices)                     (Zip code)


        Issuer's telephone number, including area code:  (510) 357-2265
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ITEM 5.   OTHER EVENTS.
          ------------

          Bay Commercial Services ("BCS") has entered into an Agreement and Plan of Reorganization by and between BCS and Greater Bay Bancorp ("GBB"), dated as of April 30, 1999 (the "Reorganization Agreement"), pursuant to which BCS will merge with and into GBB and each outstanding share of BCS common stock, no par value, excluding any BCS perfected dissenting shares, will be converted into the right to receive a specified amount of GBB common stock, no par value, upon the terms and conditions set forth therein (the "Merger"). Upon satisfaction of all conditions to completion of the Merger, an Agreement of Merger (the "Merger Agreement") by and between GBB and BCS will be filed with the California Secretary of State, upon which filing the Merger shall be consummated. Upon consummation of the merger, the surviving corporation will be GBB. It is presently contemplated that upon consummation of the Merger, Bay Bank of Commerce, BCS's wholly-owned California licensed banking subsidiary, shall be operated as a wholly-owned subsidiary of GBB.

          Both the Reorganization Agreement and the Merger Agreement have been approved by the Boards of Directors of BCS and GBB, subject to conditions usual and customary for merger transactions of this type, including approval by BCS's shareholders, approval by federal and state bank regulatory authorities, and satisfaction of certain other terms, conditions and waiting periods. A copy of the Reorganization Agreement is attached hereto as Exhibit (2), and incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

          (C)  EXHIBITS.
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               Exhibit No.
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               (2)  Agreement and Plan of Reorganization

               (99.1)  Press Release
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED:  May 6, 1999          BAY COMMERCIAL SERVICES


                             By: /s/ Richard M. Kahler
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                                 Richard M. Kahler
                                 President & Chief Executive Officer